Exhibit 23.1

CONSENT OF INDEPENDENT

ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Glen Burnie Bancorp and its subsidiaries (the “Company”) for the year ended December 31, 2022 of our reports dated March 28, 2023 included in its Registration Statement on Form S-3 dated December 5, 2023 relating to the financial statements and financial statement schedules for the two years ended December 31, 2022 listed in the accompanying index.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

Salisbury, Maryland

December 5, 2023